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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 1
                                     TO THE
                            STEWART ENTERPRISES, INC.
                           SUPPLEMENTAL RETIREMENT AND
                           DEFERRED COMPENSATION PLAN

      WHEREAS, the Board of Directors of Stewart Enterprises, Inc. (the "Company") wishes to amend the Supplemental Retirement and Deferred Compensation Plan (the "Plan") to add deferral election flexibility allowed under guidance issued pursuant to the American Jobs Creation Act of 2004 and to name the Compensation Committee of the Board of Directors as the Administrator of the Plan;

      NOW THEREFORE, the Plan is hereby amended effective January 1, 2005, as follows:

                                       I.

      Article 2.2 is amended and restated to read as follows:

            2.2 ADMINISTRATOR means the person(s) or entity(ies) appointed by the Board to administer the Plan on its behalf. Currently, the Administrator is the Compensation Committee of the Board. The Administrator may delegate its responsibilities hereunder to one or more employees of the Company, but no person shall participate in any action or determination regarding his or her own benefits hereunder.

                                       II.

      Article III is amended to add a new Section 3.2, as follows:

            3.2 ELECTIVE DEFERRAL ELECTION MODIFICATIONS DURING 2005. Notwithstanding any provision of the Plan to the contrary, an Eligible Employee who has made a deferral election for 2005 pursuant to Section 3.1 of the Plan may revise such election by reducing the percentage of Plan Compensation deferred by such employee during 2005, or to revoke such election completely, up until December 23, 2005. Any Elective Deferrals returned to an Eligible Employee pursuant to this Section 3.2 shall be distributed to such employee during 2005.

                                       II.

      The first sentence of Section 10.3 is revised and restated to read as follows:

      Although it is expected that this Plan shall continue indefinitely, the Compensation Committee of the Board may amend this Plan from time to time in any respect, and may at any time terminate the Plan in its entirety; provided, however, that a Participant's Accounts as of the date of any such amendment or termination may not

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      be reduced nor may any such amendment or termination adversely affect a
      Participant's entitlement to his or her Accounts as of such date.

      Executed in ___________, Louisiana, this _____ day of December, 2005.

WITNESSES:                                   STEWART ENTERPRISES, INC.

___________________________________          By: _______________________________

___________________________________